UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2010
ECLIPS ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-25097	65-0783722

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 East 36th Street, Suite 8D, New York, New York	10016

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 646-458-1771
3900A 31st Street N., St. Petersburg, Florida 33714
(Former name or former address, if changed since last report.)
Copies to:
Harvey Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities
On February 4 2010, EClips Energy Technologies, Inc. (the “Company”) entered into securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investor (the “Investor”) pursuant to which the Company agreed to issue $200,000 of its 6% Senior Convertible Debentures for an aggregate purchase price of $200,000 (the “Debenture”). The Debenture bears interest at 6% per annum and matures twenty-four months from the date of issuance. The Debenture is convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to the lesser of (i) $0.05 per share or (ii) until the eighteen (18) months anniversary of the Debenture, the lowest price paid per share or the lowest conversion price per share in a subsequent sale of the Company’s equity and/or convertible debt securities paid by investors after the date of the Debenture (“Initial Conversion Price”).
In connection with the Agreement, the Investor received a warrant to purchase 4,000,000 shares of the Company’s common stock (the “Warrant”). The Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.05 (the “Initial Exercise Price”), subject to adjustment in certain cirucumstances. The Investor may exercise the Warrant on a cashless basis if the Fair Market Value (as defined in the Warrant) of one share of common stock is greater than the Initial Exercise Price.
The Initial Conversion Price and the Initial Exercise Price is subject to customary adjustments provisions for stock splits, stock dividends, recapitalizations and similar events, and will receive the benefit of any more favorable terms or provisions provided to subsequent investors for a period of 18 months.
The Investor has contractually agreed to restrict its ability to exercise the Warrant and convert the Debenture such that the number of shares of the Company’s common stock held by the Investor and its affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.
The full principal amount of the Debentures is due immediately upon default under the terms Debentures.
In addition, as previously reported on a Currently Report on Form 8-K filed February 3, 2010, on December 17, 2009, the Company entered into securities purchase agreement (the “December 2009 Purchase Agreement”) with an accredited investor (the “December 2009 Investor”) pursuant to which the Company agreed to issue $75,000 of its 6% Senior Convertible Debentures for an aggregate purchase price of $75,000. Pursuant to the terms of the December 2009 Purchase Agreement, the December 2009 Investor was granted to right to receive the benefit of any more favorable terms or provisions provided to subsequent investors for a period of 18 months following the closing of the transaction. As a result of the issuance of the securities pursuant to the Securities Purchase Agreement, the December 2009 Investor was entitled to receive the securities issued to the Investor pursuant to the terms of the December 2009 Purchase Agreement. As a result, the December 2009 Investor was issued a Debenture in the aggregate principal amount of $75,000 and received a warrant to purchase 1,500,000 shares of the Company’s common stock on the same terms and conditions as the Investor described above and the previously issued Debenture was cancelled.

As of the date hereof, the Company is obligated on $275,000 face amount of Debentures.
On February 5, 2010 the Company issued an aggregate of 14 million restricted shares of the Company’s common stock of the Company to four persons for services rendered. Of the shares issued, 5 million shares of common stock were issued to Colonial Ventures, LLC, an affiliate of our Chairman and Chief Executive Officer, 50% of which vest one year from the date of issuance. See Item 5.02 below.
The securities above were issued in reliance upon exemptions from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) and Rule 506 promulgated thereunder.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
New Directors
On February 4, 2010, the board of directors of the Company elected Glenn Kesner and Danny Wood as directors of the Company. Neither Mr. Kesner nor Mr. Wood has any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer.
Glenn Kesner is founder of Auracana, LLC. As creative director he has branded, produced content and developed promotions for Speed Network, NASCAR, Discovery Channel, Food Network, Yahoo, Turner, Disney and MTV Networks, among others. He has held various positions with Turner Classic Movies, CNN and VH1. Mr. Kesner holds a Bachelors degree from Syracuse University, Newhouse School of Communications.
Danny Wood is a singer, songwriter, and a member of New Kids on the Block. In the late 1980’s and early 1990’s, the group sold over 80 million albums. After a 15 year hiatus, New Kids banded together for a reunion tour in 2008. The tour was over 150 shows, covering North America, Mexico, Canada and Europe. Aside from being a member in one of the most popular music groups, Mr. Wood has been VP of Sales for jets.com
Pursuant to the compensation plan adopt for the Company’s non-employee directors, the Company has undertaken to pay each non-executive director $1,000 per month in cash and reimburse each director for reasonable expenses incurred in connection with services provided to the Company. Furthermore, each director shall be issued such number of shares of the Company’s common stock having an aggregate market value equal to $2,000 for each meeting of the Board of Directors of the Company attended in person or telephonically. The value of such shares of common stock to be issued shall be based on the average high and low bid price of the Company’s common stock as quoted on the Over-the-Counter Bulletin Board or any national securities exchange on the trading day immediately prior to the date of such meeting.
Colonial Ventures, LLC Consulting Agreement
On February 4, 2010, the Company entered into a Consulting Agreement (the “Agreement”) with Colonial Ventures, LLC (the “Consultant”), a company controlled by our Chairman and CEO, Under the Agreement the Consultant shall perform such consulting and advisory services, within Consultant’s area of expertise, as the Company or any of its subsidiaries may reasonably require from time to time. During the two-year term of the Agreement, Mr. Cohen shall perform the services on behalf of Consultant and shall serve as chairman and chief executive officer of the Company. The Agreement has an initial term of two years from the date of execution and shall automatically renew on a year-to-year basis unless either party gives notice of non-renewal to the other party at least sixty days prior to the date of the Agreement.

Pursuant to the Agreement, the Company shall pay Consultant $10,000 per month during the term of the Agreement (the “Base Compensation”). Consultant shall also be eligible for a discretionary bonus as determined by the compensation committee of the Board of Directors and the Company shall promptly reimburse Consultant for all travel, meals, entertainment and other ordinary and necessary expenses incurred by Consultant in the performance of his duties to the Company. Consultant is entitled to participate in any and all benefit plans, from time to time, in effect for senior management, along with vacation, sick and holiday pay in accordance with the Company’s policies established and in effect from time to time. The Consultant shall be issued 5,000,000 shares of the Company’s common stock, 50% of which vested upon execution of the Agreement and the remaining 50% of which will vest on the one year anniversary of the Agreement as long as the Consultant is still engaged by the Company and Designated Person is still serving as chief executive officer or as a member of the board of directors of the Company. Consultant’s and Designated Person’s position with the Company may be terminated at any time, with or without cause or good reason, upon at least 30 days prior written notice. In the event that Consultant’s and Designated Person’s position is terminated by the Company without cause or for good reason (including upon a Change of Control, as defined in the Agreement), the Consultant shall be entitled to the Base Compensation over the course of the remaining term of the Agreement following termination as well as any unpaid bonus or other compensation due and payable to Consultant through the date of termination. During the term of the Agreement and for a period of twelve months thereafter, Consultant and Designated Person will be subject to non-competition and non-solicitation provisions, subject to standard exceptions.
The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, a copy of which are attached as an exhibit to this Current Report on Form 8-K. Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
4.1	Form of Debenture, dated February 4, 2010
4.2	Form of Warrant, dated February 4, 2010
10.1	Stock Purchase Agreement, dated February 4, 2010, by and among EClips Energy Technologies, Inc., and the purchasers signatory thereto
10.2	Consulting Agreement, dated February 4, 2010, by and among EClips Energy Technologies, Inc., Colonial Ventures LLC and Gregory D. Cohen

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPS ENERGY TECHNOLOGIES, INC.
Dated: February 11, 2010	By:	/s/ Gregory D. Cohen
Gregory D. Cohen
Chief Executive Officer

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